                                THIRD AMENDMENT

     THIS THIRD AMENDMENT dated as of August 11, 2000 (this "Amendment") amends the Second Amended and Restated Credit Agreement dated as of February 3, 1999 (as previously amended, the "Credit Agreement") among U S Liquids Inc. (the "Company"), various financial institutions (the "Banks") and Bank of America, N.A. (formerly known as Bank of America National Trust and Savings Association), as Agent (in such capacity, the "Agent"). Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

     WHEREAS, the Company, the Banks and the Agent have entered into the Credit Agreement; and

     WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects as more fully set forth herein;

     NOW, THEREFORE, the parties hereto agree as follows:

     SECTION 1 Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 2, the Credit Agreement shall be amended as follows.

     1.1 Deletion of Definition. The definition of Bounce Back Event is deleted from Section 1.1.

     1.2 Amendments to Definitions. (a) The definition of "Commitment Amount" is amended by deleting the reference to "$225,000,000" and substituting "$150,000,000" therefor.

     (b) The definitions of "Funded Debt to EBITDA Ratio", "Interest Coverage Ratio" and "Interest Expense" are amended in their entirety to read as follows, respectively:

          Funded Debt to EBITDA Ratio means, at any time, the ratio of (a) Funded Debt at such time to (b) the total of (i) EBITDA for the Computation Period ending on the last day of the most recent Fiscal Quarter with respect to which the Company has delivered financial statements plus (ii) any Detroit Facility Reserve Charge taken during such Computation Period minus (iii) any Recoveries received (or, in the case of reversal of charges, taken) during such Computation Period minus (iv) any non-cash income resulting from the cancellation during such Computation Period of obligations of the Company to pay any amount to Waste Management, Inc. with respect to the Detroit Facility which was previously classified as a "contract reserve" on the Company's balance sheet; provided that clause (b) above shall be calculated for the period ending (x) June 30, 2000 based upon the period of two consecutive Fiscal Quarters ending on such date and then multiplied by two and (y) September 30, 2000 based upon the period of three consecutive Fiscal Quarters ending on such date and then multiplied by one and one-third.

          Interest Coverage Ratio means the ratio of (a) the total of (i) Consolidated Net Income before deducting Interest Expense and income tax expense for any Computation Period plus (ii) any Detroit Facility Reserve Charge taken during such Computation Period minus (iii) any Recoveries received (or, in the case of reversal of charges, taken) during such Computation Period minus (iv) any non-cash income resulting from the cancellation during such Computation Period of obligations of the Company to pay any amount to Waste Management, Inc. with respect to the Detroit Facility which was previously classified as a "contract reserve" on the Company's balance sheet plus (v) for any Fiscal Quarter ending on or prior to March 31, 2001, $428,000 to (b) Interest Expense for such Computation Period; provided that the Interest Coverage Ratio shall be calculated for the period ending (x) June 30, 2000 based upon the Fiscal Quarter ending on such date, (y) September 30, 2000 based upon the period of two consecutive Fiscal Quarters ending on such date and (z) December 31, 2000 based upon the period of three consecutive Fiscal Quarters ending on such date.

          Interest Expense means for any period the consolidated interest expense of the Company and its Subsidiaries for such period (including all imputed interest on Capital Leases); provided that for purposes of calculating the Interest Coverage Ratio, Interest Expense shall exclude amortization of deferred financing costs.

     1.3 Limitation on Total Outstandings. Section 2.1.3 is amended in its entirety to read as follows:

          2.1.3 Limitation on Total Outstandings. Notwithstanding the foregoing provisions of this Section 2.1 or any other provision of this Agreement, Total Outstandings shall not exceed (1) $125,000,000 so long as the conditions in clause (2) or (3) below have not been satisfied; (2) $135,000,000 beginning on the date that the Company has delivered a compliance certificate showing (i) compliance with all financial covenants contained in Section 10.6 for the period ending September 30, 2000 and (ii) that EBITDA for the Company and its Subsidiaries on a consolidated basis (excluding any portion thereof attributable to acquisitions completed after December 31, 1999) equals or exceeds $10,942,000 for the fiscal quarter ended September 30, 2000, and (3) $150,000,000 so long as

     (i) either the conditions in clause (2) above have been satisfied or the Company has delivered a compliance certificate showing that EBITDA for the period of two consecutive Fiscal Quarters ending December 31, 2000 (excluding any portion thereof attributable to acquisitions completed after December 31, 1999) equals or exceeds $22,107,000 and (ii) the Company has delivered a compliance certificate showing (x) compliance with all financial covenants contained in Section 10.6 for the period ending December 31, 2000 and (y) that EBITDA for the Fiscal Quarter ending December 31, 2000 (excluding any portion thereof attributable to acquisitions completed after December 31, 1999) equals or exceeds $11,165,000.

     1.4 Amendment to Section 10.6.3. Section 10.6.3 is amended in its entirety to read as follows:

          10.6.3 Funded Debt to EBITDA Ratio. Not permit the Funded Debt to EBITDA Ratio as of the last day of any Fiscal Quarter to exceed (a) as of the last day of the Fiscal Quarter ending June 30, 2000, 3.30 to 1, (b) as of the last day of the Fiscal Quarters ending September 30, 2000 and December 31, 2000, 3.25 to 1.0, and (c) as of the last day of any Fiscal Quarter ending thereafter, 3.0 to 1.0.

     1.5 Amendment to Section 10.11. Clause (3)(i) of Section 10.11 is amended by deleting the phrase "(or, if the maximum Total Outstandings permitted under Section 2.1.3 is equal to or greater than $150,000,000, $5,000,000)".

     1.6 Amendment to Section 11.2.1. Section 11.2.1 is amended by (a) deleting the word "and" at the end of clause (b)(ii); (b) deleting the period at the end of clause (c) and substituting a semi-colon followed by the word "and" therefor; and (c) inserting the following new clause (d):

          (d) after giving effect to the making of such Loan or the issuance of such Letter of Credit (and, in the case of the making of a Loan, the use of the proceeds thereof), the Funded Debt to EBITDA Ratio will not exceed (ii) at any time prior to September 30, 2000, 3.30 to 1, (ii) at any time
     March 31, 2001, 3.25 to 1.0, and (iii) at any time thereafter, 3.0 to 1.0.

     1.7 Amendment to Schedule 1.1. Schedule 1.1 is amended in its entirety to read as set forth on Schedule 1.1 hereto (and the revised pricing set forth therein shall become effective on the date of the effectiveness of this Amendment based upon the most recent financial statements delivered by the Company as of such date, subject to adjustment as set forth in such Schedule).

     SECTION 2 Effectiveness. The amendments set forth in Section 1 above shall become effective when the Agent shall have received (i) counterparts of this Amendment executed by the Company and the Required Banks, (ii) a Confirmation, substantially in the form of Exhibit A, signed by the Company and each Subsidiary, and (iii) an amendment fee for each Bank which, on or before noon (Chicago time) on August 11, 2000, executes and delivers to the Agent (by facsimile or otherwise) a counterpart hereof, such fee to be in an amount equal to 0.125% of such Bank's Commitment after giving effect hereto.

     SECTION 3  Miscellaneous.

     3.1 Continuing Effectiveness, etc. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the effectiveness of this Amendment, all references in the Credit Agreement and the other Loan Documents to "Credit Agreement" or similar terms shall refer to the Credit Agreement as amended hereby.

     3.2 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

     3.3 Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such state.

     3.4 Successors and Assigns. This Amendment shall be binding upon the Company, the Banks and the Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Banks and the Agent and the respective successors and assigns of the Banks and the Agent.

     Delivered at Chicago, Illinois, as of the day and year first above written.

                              U S LIQUIDS INC.


                              By
                                 ------------------------------
                              Title
                                   ----------------------------

                              BANK OF AMERICA, N.A., as Agent


                              By
                                 ------------------------------
                              Title
                                   ----------------------------

                              BANK OF AMERICA, N.A., as a Bank


                              By
                                 ------------------------------
                              Title
                                   ----------------------------

                              FLEET NATIONAL BANK


                              By
                                 ------------------------------
                              Title
                                   ----------------------------

                              BANK ONE TEXAS, N.A.


                              By
                                 ------------------------------
                              Title
                                   ----------------------------

                              THE BANK OF NOVA SCOTIA


                              By
                                 ------------------------------
                              Title
                                   ----------------------------

                              UNION BANK OF CALIFORNIA


                              By
                                 ------------------------------
                              Title
                                   ----------------------------

                              COMERICA BANK


                              By
                                 ------------------------------
                              Title
                                   ----------------------------

                              WELLS FARGO BANK, N.A.


                              By
                                 ------------------------------
                              Title
                                   ----------------------------

                              BNP PARIBAS


                              By
                                 ------------------------------
                              Title
                                   ----------------------------


                              By
                                 ------------------------------
                              Title
                                   ----------------------------

                                      S-2